Exhibit 99.1

McEwen Copper Closes ARS $30 Billion Investment by Stellantis

TORONTO, Feb. 27, 2023 (GLOBE NEWSWIRE) -- McEwen Copper Inc., a subsidiary of McEwen Mining Inc. (NYSE: MUX) (TSX: MUX), is pleased to announce closing of an ARS $30 billion investment by Stellantis, one of the world’s leading automakers and mobility providers with iconic brands including Abarth, Alfa Romeo, Chrysler, Citroën, Dodge, DS Automobiles, Fiat, Jeep®, Lancia, Maserati, Opel, Peugeot, RAM, Vauxhall, Free2Move and Leasys.

FCA Argentina S.A., a subsidiary of Stellantis N.V. (“Stellantis”), has invested ARS $30 billion in Argentina to acquire shares of McEwen Copper in a two-part transaction that closed on February 24th, 2023 (the “Transaction”) consisting of: 1. Private placement of 2,850,000 common shares, and 2. Purchase of 1,250,000 common shares indirectly owned by McEwen Mining in a secondary sale. The proceeds of the private placement will be used to advance development of the Los Azules copper project in San Juan, Argentina, and for general corporate purposes. After the closing of the Transaction, McEwen Mining will be separately compensated for the secondary sale by McEwen Copper in U.S. dollars.

Giving effect to the upcoming investment by Nuton LLC, also announced today, Stellantis owns 14.2% of McEwen Copper and McEwen Mining owns 51.9% on a fully diluted basis. The Transaction values McEwen Copper at approximately US$550 million.

Stellantis Chief Executive Officer Carlos Tavares said: “Stellantis intends to lead the industry with the commitment to be carbon net zero by 2038 – a goal that requires innovation and a complete redefinition of the entire business. We are taking important steps in Argentina and Brazil, with the aim of decarbonizing mobility and ensuring strategic supplies of clean energy and raw materials necessary for the success of the company’s global plans.”

McEwen Copper Chief Executive Officer Rob McEwen said: “We are delighted to have Stellantis as a partner in the future development of our Los Azules copper project. Together, we share a vision to build a mine for the future based on regenerative principles that can achieve net-zero carbon emissions by 2038. We are committed to delivering green copper to Argentina and the world, a product that will contribute to the electrification of transportation and the protection of our atmosphere.”

In connection with the Transaction, McEwen Copper and certain of its affiliates entered into an Investor Rights Agreement with Stellantis (the "Stellantis IRA”) and a Copper Cathodes and Concentrates Purchase Rights Agreement (the “CCCPRA”), which are described below.

The Stellantis IRA provides for the following principal terms:

•	Stellantis will have the right to nominate one director to the Board of McEwen Copper;

•	Comprehensive scientific, technical and strategic planning information rights;

•	Pre-emptive right to maintain their ownership percentage in any follow-on equity offering;

•	McEwen Copper commits to achieve net-zero carbon emissions from the Los Azules project by 2038; and

•	Other terms and conditions consistent with a transaction of this nature.

The CCCPRA provides an option to Stellantis and its affiliates that, if exercised to its maximum extent, would allow them to purchase a percentage of the copper cathodes or copper concentrates or both produced from the Los Azules project, in each case equal to their equity ownership percentage in McEwen Copper at the time of exercise.

About Stellantis

Stellantis N.V. (NYSE: STLA / Euronext Milan: STLAM / Euronext Paris: STLAP) is one of the world's leading automakers and a mobility provider. Its storied and iconic brands embody the passion of their visionary founders and today’s customers in their innovative products and services, including Abarth, Alfa Romeo, Chrysler, Citroën, Dodge, DS Automobiles, Fiat, Jeep®, Lancia, Maserati, Opel, Peugeot, RAM, Vauxhall, Free2Move and Leasys. Powered by their diversity, Stellantis leads the way the world moves – aspiring to become the greatest sustainable mobility tech company, not the biggest, while creating added value for all stakeholders as well as the communities in which it operates. For more information, visit www.stellantis.com.

About McEwen Copper

McEwen Copper Inc. holds 100% interest in the Los Azules copper project in San Juan, Argentina and the Elder Creek project in Nevada, USA.

Los Azules was ranked in the top 10 largest undeveloped copper deposits in the world by Mining Intelligence (2022). Its current copper resources are estimated at 10.2 billion pounds at a grade of 0.48% Cu (Indicated category) and an additional 19.3 billion pounds at a grade of 0.33% Cu (Inferred category).

After closing the pending investment by Nuton, also announced today, McEwen Copper will have 28,885,000 common shares outstanding, and its shareholders are: McEwen Mining Inc. 51.9%, Stellantis 14.2%, Nuton 14.2%, Rob McEwen 13.8%, Victor Smorgon Group 3.5%, and other shareholders 2.4%.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, effects of the COVID-19 pandemic, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2021 and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

ABOUT MCEWEN MINING

McEwen Mining is a gold and silver producer with operations in Nevada, Canada, Mexico and Argentina. In addition, it owns approximately 52% of McEwen Copper which owns the large, advanced stage Los Azules copper project in Argentina. The Company’s goal is to improve the productivity and life of its assets with the objective of increasing its share price and providing a yield. Its Chairman and Chief Owner has personally provided the company with $220 million and takes an annual salary of $1.

WEB SITE
www.mcewenmining.com

CONTACT INFORMATION

150 King Street West
Suite 2800, PO Box 24
Toronto, ON, Canada
M5H 1J9

Relationship with Investors:
(866)-441-0690 Toll free
(647)-258-0395

Mihaela Iancu ext. 320
info@mcewenmining.com

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